EXHIBIT 99.1
INVESTOR RELATIONS UPDATE
April 26, 2011
General Comments
•	2011 Capacity Guidance — On April 26, 2011, the Company announced that it would reduce capacity in the third and fourth quarter by approximately one percent vs. its previous guidance. With these changes, 2011 total system capacity is now expected to be up approximately one percent vs. 2010. Mainline is forecast to be up approximately 1.5 percent, with domestic capacity expected to be up slightly and international up approximately four percent. Express is expected to be down approximately one percent.
•	Cash — As of March 31, 2011, the Company had approximately $2.46 billion in total cash and investments, of which $345 million was restricted. In addition, as of March 31, 2011, the Company’s auction rate securities had a book value of $45 million ($69 million par value). While these securities are held as investments in non-current marketable securities on our balance sheet, they are included in our unrestricted cash calculation.
During the first quarter, the Company monetized approximately $13 million (book value) of its auction rate securities, and continues to look at other opportunities to reduce its exposure to these financial instruments.
•	Fuel — For the second quarter 2011, the Company anticipates paying between $3.29 and $3.34 per gallon of mainline jet fuel (including taxes). Forecasted volume and fuel prices are provided in the table below.
•	Profit Sharing / CASM — Profit sharing equals approximately 10% of pre-tax earnings excluding special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is excluded in the CASM guidance given below.
•	Cargo / Other Revenue — Cargo revenue, ticket change fees, excess / overweight baggage fees, first and second bag fees, contract services, simulator rental, airport clubs, Materials Services Company (MSC), and inflight service revenues.
•	Taxes / NOL — As of December 31, 2010, net operating losses (NOL) available for use by the Company is approximately $1.9 billion, all of which is expected to be available for use in 2011. The Company’s net deferred tax asset, which includes the NOL, is subject to a full valuation allowance. As of December 31, 2010, the valuation allowances associated with Federal and state NOL are $368 million and $62 million, respectively. In accordance with generally accepted accounting principles, future utilization of the NOL will result in a corresponding decrease in the valuation allowance and offset the Company’s tax provision dollar for dollar. As a result, income tax benefits are not recognized in the Company’s statement of operations.
The Company reported a loss in the three months ended March 31, 2011 and did not recognize a tax provision in this period. To the extent profitable, the Company will use NOL to reduce Federal and state taxable income in 2011. The Company also may be subject to AMT liability and obligated to record and pay state income tax related to certain states where NOL may be limited or not available to be used, if profitable in 2011.
Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE
April 26, 2011
Mainline Comments
•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.

Mainline Guidance	1Q11A	2Q11E	3Q11E	4Q11E	FY11E

Available Seat Miles (ASMs) (bil)	17.0	~19.2	~19.1	~17.3	~72.7
CASM ex fuel, special items and profit sharing (YOY % change)[1]	8.76	-1% to 1%	+2% to +4%	+2% to +4%	0% to +2%

Cargo Revenues ($ mil)	43	~45	~45	~45	~180
Other Revenues	333	~330	~325	~320	~1,305

Percent Hedged	—	—	—	—	—
Fuel Price (incl. taxes) ($/gal) (as of 4/19/2011)	2.87	3.29 – 3.34	3.37 – 3.42	3.39 – 3.44	3.23 – 3.28
Fuel Gallons Consumed (mil)	256	~284	~285	~262	~1,086

Interest Income ($ mil)	(1)	~(2)	~(4)	~(5)	~(13)
Interest Expense ($ mil)	77	~78	~79	~84	~318
Other Non-Operating (Income)/Expense ex special items ($ mil)[2]	(1)	~(3)	~1	~1	~(2)

Cash Flow/Capital Update ($ mil) Inflow/(Outflow)	1Q11A	2Q11E	3Q11E	4Q11E	FY11E
Cash Capex (non-aircraft)	(30)	~(35)	~(47)	~(47)	~(160)
Net aircraft Capex and PDPs	(10)	~(27)	~(41)	~(23)	~(102)

Net Other Cash Flow Adjustments[3]	(88)	~(47)	~(60)	~(67)	~(261)
Notes:

1.	CASM ex fuel, special items and profit sharing is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document

2.	Other Non-Operating (Income)/Expense ex special items include primarily gains and losses from foreign currency and the disposition of assets

3.	Debt principal repayment, non-cash bond discount amortization/interest deferrals (included in interest expense), and other non-cash items
Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE
April 26, 2011
Express Comments
•	US Airways Express is a network of nine regional airlines (2 wholly owned) operating under code share and service agreements with US Airways. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item on our income statement.
•	Express CASM excluding fuel and special items is forecasted to be up six to eight percent for the year primarily due to the timing of maintenance programs at the Company’s wholly-owned subsidiary, PSA. The maintenance honeymoon for the CRJ-200 fleet ended in 2010. The additional PSA CRJ-200 maintenance expense increases Express CASM excluding fuel and special items by approximately 4 points on a year-over-year basis.
Express Guidance

	1Q11A	2Q11E	3Q11E	4Q11E	FY11E

Available Seat Miles (ASMs) (bil)	3.49	~3.70	~3.60	~3.29	~14.09
CASM ex fuel and special items (YOY % change) [1]	15.10	+6% to +8%	+9% to +11%	+7% to +9%	+6% to +8%

Fuel Price (incl taxes) ($/gal)	2.92	3.33 – 3.38	3.41 – 3.46	3.43 – 3.48	3.27 – 3.32
Fuel Gallons Consumed (mil)	83	~86	~85	~80	~334
Express Carriers

Air Wisconsin Airlines Corporation	Piedmont Airlines, Inc. [2]
Chautauqua Airlines, Inc.	PSA Airlines, Inc. [2]
Colgan Air, Inc. [4]	Republic Airline Inc.
Mesa Airlines, Inc. [3]	Trans States Airlines, Inc. [4]
Mesaba Airlines [4]
Notes:

1.	CASM ex fuel expense and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Wholly owned subsidiary of US Airways Group, Inc.

3.	Subsidiary of Mesa Air Group, Inc.

4.	Pro-rate agreement.
Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE
April 26, 2011
Fleet Comments
•	The Company expects to take delivery of 12 A320 family aircraft in the second half of 2011, and an additional 12 A320 family aircraft in 2012. These 24 aircraft will be used to replace the Company’s legacy 737 fleet. The Company has financing commitments in place for these aircraft.
Mainline Fleet Update (End of Period)

	YE10A	1Q11A	2Q11E	3Q11E	4Q11E
Mainline
EMB-190	15	15	15	15	15
737-300	19	19	17	15	7
737-400	40	40	40	40	40
A319	93	93	93	93	93
A320	72	72	72	72	72
A321	51	51	51	54	63
A330	16	16	16	16	16
B757	23	24	24	24	24
B767	10	10	10	10	10

Total	339	340	338	339	340

Express Fleet Update (End of Period)

	YE10A	1Q11A	2Q11E	3Q11E	4Q11E
Express
DH8	50	50	50	50	50
CRJ-200	112	112	112	112	112
CRJ-700	14	14	14	14	14
CRJ-900	38	38	38	38	38
EMB-170	20	20	20	20	20
ERJ-145	9	9	9	9	9
EMB-175	38	38	38	38	38

Total	281	281	281	281	281

Please refer to the footnotes and the forward looking statements page of this document for additional information

SHARES OUTSTANDING
April 26, 2011
•	The estimated weighted average shares outstanding for the remainder of the year are listed below. The interest addback to net income for purposes of computing diluted earnings per share is net of the related effect of profit sharing.

Shares Outstanding ($ and shares mil) [1]	Basic	Diluted	Interest Addback

For Q2-Q4
Earnings above $71 million	162.1	202.5	6.9
Earnings between $30 million and $71 million	162.1	202.3	6.8
Earnings up to $30 million	162.1	164.5	—
Net Loss	162.1	162.1	—

For FY 2011 (Average)
Earnings above $283 million	162.0	202.4	27.0
Earnings between $116 million and $283 million	162.0	202.2	26.7
Earnings up to $116 million	162.0	164.5	—
Net Loss	162.0	162.0	—

Notes:	1.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION
April 26, 2011
Reconciliation of GAAP to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & profit sharing and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.
This update contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company’s Form 10-Q for the quarter ended March 31, 2011, and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of fuel costs, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

	GAAP to Non-GAAP Reconciliation ($ mil except ASM and CASM data)
	1Q11	2Q11 Range		3Q11 Range		4Q11 Range		FY11 Range
	Actual	Low	High	Low	High	Low	High	Low	High

Mainline
Mainline operating expenses excluding profit sharing	$2,230	$2,470	$2,515	$2,505	$2,550	$2,369	$2,411	$9,551	$9,713
Less mainline fuel (net of (gains)/losses from fuel hedges)	734	934	949	960	975	888	901	3,517	3,559
Less special items	3	—	—	—	—	—	—	3	3

Mainline operating expense excluding fuel, special items and profit sharing	1,493	1,536	1,567	1,545	1,575	1,480	1,510	6,031	6,152

Mainline CASM (excluding profit sharing) (cts)	13.09	12.87	13.10	13.12	13.35	13.69	13.94	13.14	13.36
Mainline CASM excluding fuel,special items and profit sharing (Non- GAAP) (cts)	8.76	8.00	8.16	8.09	8.25	8.56	8.73	8.30	8.47

Mainline ASMs (bil)	17.0	19.2	19.2	19.1	19.1	17.3	17.3	72.7	72.7

Express
Express operating expenses	$770	$815	$830	$813	$826	$761	$774	$3,152	$3,204
Less express fuel expense	242	286	291	290	294	274	278	1,093	1,105
Less special items	1	—	—	—	—	—	—	1	1

Express operating expenses excluding fuel and special items	527	529	539	523	532	486	495	2,059	2,098

Express CASM (cts)	22.06	22.04	22.43	22.57	22.95	23.12	23.51	22.37	22.74
Express CASM excluding fuel and special items (Non-GAAP) (cts)	15.10	14.30	14.57	14.52	14.79	14.78	15.05	14.62	14.89

Express ASMs (bil)	3.49	3.70	3.70	3.60	3.60	3.29	3.29	14.09	14.09

Other Non Operating (Income)/Expense
Reported other non-operating (income)/expense	$(1)	$(3)	$(3)	$1	$1	$1	$1	$(2)	$(2)
Less special items	—	—	—	—	—	—	—	—	—

Other non-operating (income)/expense excluding special items	(1)	(3)	(3)	1	1	1	1	(2)	(2)
Note: Amounts may not recalculate due to rounding.
Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD LOOKING STATEMENTS
April 26, 2011
FORWARD-LOOKING STATEMENTS
Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; our high level of fixed obligations and our ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in our financing arrangements; provisions in our credit card processing and other commercial agreements that may affect our liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; our inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of our hub airports; our reliance on third-party regional operators or third-party service providers; our reliance on and costs of third-party distribution channels, including those provided by global distribution systems and online travel agents; changes in government legislation and regulation; our reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to our business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or our ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; our ability to operate and grow our route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; the impact of any accident involving our aircraft or the aircraft of our regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs and disruptions to insurance markets; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; our ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in our reports to and filings with the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended March 31, 2011 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
Please refer to the footnotes and the forward looking statements page of this document for additional information